EXHIBIT (J)


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated January 5, 1999, which is incorporated by reference, in this Registration Statement (Form N-1A No. 2-77767) of General Municipal Money Market Funds, Inc.



                                        ERNST & YOUNG LLP


New York, New York
November 26, 1999